EXHIBIT 1.A.(13)(aaa)

                                    RIDER FOR
                             TERM INSURANCE BENEFIT
             ON LIFE OF INSURED--DECREASING AMOUNT AFTER THREE YEARS

      Read the list of Supplementary Benefits on the Contract Data page(s).
       This Benefit is a part of this contract only if it is listed there.


Benefit.--We will pay an amount under this Benefit if we receive due proof that the Insured spouse died (1) in the term period for the Benefit; and (2) while this contract is in force with no premium in default past its days of grace. Any proceeds under this contract that may arise from the Insured's death will include this amount. But our payment is subject to all the provisions of the Benefit and of the rest of this contract.

We will use the table below to compute the amount we will pay. We show the Initial Amount of Term Insurance under this Benefit on the Contract Data page(s). We also show the term period for the Benefit there. It starts on the contract date, which we show on the first page. The anniversary at the end of the term period is part of that period.

                          TABLE OF AMOUNTS OF INSURANCE

Amounts Payable.--We show here the amount we will pay, based on the Insured's issue age, for each $1,000 of Initial Amount of Term Insurance if death occurs in the contract year ending with the anniversary shown.

--------------------------------------------------------------------------------------------------
                                      ISSUE AGE
--------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      18      19      20      21      22      23      24      25      26      27      28
--------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       978     977     977     976     976     975     974     974     973     972     971
    5       956     955     953     952     951     950     949     947     946     944     943
    6       933     932     930     929     927     925     923     921     919     917     914
    7       911     909     907     905     902     900     897     895     892     889     886
    8       889     886     884     881     878     875     872     868     865     861     857
    9       867     864     860     857     854     850     846     842     838     833     829
   10       844     841     837     833     829     825     821     816     811     806     800
   11       822     818     814     810     805     800     795     789     784     778     771
   12       800     795     791     786     780     775     769     763     757     750     743
   13       778     773     767     762     756     750     744     737     730     722     714
   14       756     750     744     738     732     725     718     710     703     694     686
   15       733     727     721     714     707     700     692     684     676     667     657
   16       711     705     698     690     683     675     667     658     649     639     629
   17       689     682     674     667     659     650     641     632     622     611     600
   18       667     659     651     643     634     625     615     605     595     583     571
   19       644     636     628     619     610     600     590     579     568     556     543
   20       622     614     605     595     585     575     564     553     540     528     514

   21       600     591     581     571     561     550     538     526     513     500     486
   22       578     568     558     548     537     525     513     500     486     472     457
   23       556     545     535     524     512     500     487     474     459     444     429
   24       533     523     512     500     488     475     462     447     432     417     400
   25       511     500     488     476     463     450     436     421     405     389     371
   26       489     477     465     452     439     425     410     395     378     361     343
   27       467     454     442     429     415     400     385     368     351     333     314
   28       445     432     419     405     390     375     359     342     324     306     286
   29       422     409     395     381     366     350     333     316     297     278     257
   30       400     386     372     357     341     325     308     289     270     250     229
   31       378     364     349     333     317     300     282     263     243     222     200
   32       356     341     325     310     293     275     256     237     216     200     200
   33       333     318     302     286     268     250     231     210     200     200     200
   34       311     295     279     262     244     225     205     200     200     200     200
   35       289     273     256     238     220     200     200     200     200     200     200

--------------------------------------------------------------------------------------------------

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

                      (Table Continued from Preceding Page)

-------------------------------------------------------------------------------------------------
                                           ISSUE AGE
-------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY     18      19      20      21      22      23      24      25      26      27      28
-------------------------------------------------------------------------------------------------
   36     $267    $250    $232    $214    $200    $200    $200    $200    $200    $200    $200
   37      245     227     209     200     200     200     200     200     200     200     200
   38      222     204     200     200     200     200     200     200     200     200       *
   39      200     200     200     200     200     200     200     200     200       *
   40      200     200     200     200     200     200     200     200       *
   41      200     200     200     200     200     200     200       *
   42      200     200     200     200     200     200       *
   43      200     200     200     200     200       *
   44      200     200     200     200       *
   45      200     200     200       *
   46      200     200       *
   47      200       *

                                               *NO AMOUNT PAYABLE IF DEATH OCCURS
                                      IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
-------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
------------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY      29     30      31      32      33      34      35      36      37      38      39      40      41      42
------------------------------------------------------------------------------------------------------------------------
    1     $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3      1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4       971     970     969     968     967     966     964     963     962     960     958     957     955     952
    5       941     939     938     935     933     931     929     926     923     920     917     913     909     905
    6       912     909     906     903     900     897     893     889     885     880     875     870     864     857
    7       882     879     875     871     867     862     857     852     846     840     833     826     818     810
    8       853     849     844     839     833     828     821     815     808     800     792     783     773     762
    9       824     818     813     806     800     793     786     778     769     760     750     739     727     714
   10       794     788     781     774     767     759     750     741     731     720     708     696     682     667
   11       765     758     750     742     733     724     714     704     692     680     667     652     636     619
   12       735     727     719     710     700     690     679     667     654     640     625     609     591     571
   13       706     697     688     677     667     655     643     630     615     600     583     565     546     524
   14       676     667     656     645     633     621     607     593     577     560     542     522     500     476
   15       647     636     625     613     600     586     571     556     538     520     500     478     455     429
   16       618     606     594     581     567     552     536     518     500     480     458     435     409     381
   17       588     576     563     548     533     517     500     481     462     440     417     391     364     333
   18       559     546     531     516     500     483     464     444     423     400     375     348     318     286
   19       529     515     500     484     467     448     429     407     385     360     333     304     273     238
   20       500     485     469     452     433     414     393     370     346     320     292     261     227     200

   21       471     455     438     419     400     379     357     333     308     280     250     217     200     200
   22       441     424     406     387     367     345     322     296     269     240     208     200     200     200
   23       412     394     375     355     333     310     286     259     231     200     200     200     200     200
   24       382     364     344     323     300     276     250     222     200     200     200     200     200       *
   25       353     333     313     290     267     241     214     200     200     200     200     200       *
   26       324     303     281     258     233     207     200     200     200     200     200       *
   27       294     273     250     226     200     200     200     200     200     200       *
   28       265     243     219     200     200     200     200     200     200       *
   29       235     212     200     200     200     200     200     200       *
   30       206     200     200     200     200     200     200       *
   31       200     200     200     200     200     200       *
   32       200     200     200     200     200       *
   33       200     200     200     200      *
   34       200     200     200       *
   35       200     200       *
   36       200      *

                                                                   *NO AMOUNT PAYABLE IF DEATH OCCURS
                                                            IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
------------------------------------------------------------------------------------------------------------------------

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

                      (Table Continued from Preceding Page)

-------------------------------------------------------------------------------------------------------------------
                                                        ISSUE AGE
-------------------------------------------------------------------------------------------------------------------
 ANNIVER-
  SARY          43     44      45      46      47      48      49      50      51      52      53      54      55
-------------------------------------------------------------------------------------------------------------------
    1        $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000   $1000
    2         1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    3         1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000    1000
    4          950     947     944     941     938     933     929     923     917     909     900     889     875
    5          900     895     889     882     875     867     857     846     833     818     800     778     750
    6          850     842     833     824     813     800     786     769     750     727     700     667     625
    7          800     789     778     765     750     733     714     692     667     636     600     556     500
    8          750     737     722     706     688     667     643     615     583     545     500     444     375
    9          700     684     667     647     625     600     571     538     500     455     400     333     250
   10          650     632     611     588     563     533     500     462     417     364     300     222     200
   11          600     579     556     529     500     467     429     385     333     273     200     200       *
   12          550     526     500     471     438     400     357     308     250     200     200       *
   13          500     474     444     412     375     333     286     231     200     200       *
   14          450     421     389     353     313     267     214     200     200       *
   15          400     368     333     294     250     200     200     200       *
   16          350     316     278     235     200     200     200       *
   17          300     263     222     200     200     200       *
   18          250     211     200     200     200       *
   19          200     200     200     200       *
   20          200     200     200       *

   21          200     200       *
   22          200       *


                                                        *NO AMOUNT PAYABLE IF DEATH OCCURS
                                                 IN THIS CONTRACT YEAR OR ANY LATER CONTRACT YEAR.
-------------------------------------------------------------------------------------------------------------------

                     CONVERSION TO ANOTHER PLAN OF INSURANCE

Right to Convert.--You may be able to exchange this Benefit for a new contract of life insurance on the Insured's life in either this company or The Prudential Insurance Company of America. In any of these paragraphs, when we use the phrase the company we mean whichever of these companies may issue the new contract. And where we use the phrase new contract we mean the contract for which the Benefit may be exchanged. You will not have to prove that the Insured is insurable.

Conditions.--Your right to make this exchange is subject to all these conditions: (1) The amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract must be large enough to meet the minimum for a new contract, as we describe under Contract Specifications. (2) You must ask for the exchange in writing and in a form that meets our needs. (3) You must send this contract to us to be endorsed. (4) We must have your request and the contract at our Service Office while the Benefit is in force and at least five years before the end of its term period.

The new contract will not take effect unless the premium for it is paid while the Insured is living and within 31 days after its contract date. If the premium is paid as we state, it will be deemed that: (1) the insurance under the new contract took effect on its contract date; and (2) this Benefit ended just before that contract date. We will return that part, if any, of the last premium paid for the Benefit that is more than needed to pay premiums to that contract date.

Contract Date.--The date of the new contract will be the date you ask for in your request. But it may not be after the date to which premiums are paid for this Benefit. It may not be less than five years before the end of the term period for the Benefit. And it may not be more than 31 days before we have your request at our Service Office.

Contract Specifications.--The new contract will be in the same rating class as this contract. The company will set the issue age and the premiums for the new contract in accord with regular rules in use on the date of the new contract.

We will endorse the new contract to show that the period we state in its Incontestability provision will start on the issue date of this contract. But if this contract was reinstated before the date of the new contract, that period will start on the date of the reinstatement. We will have the right to use the statements that were made to us as the basis for reinstatement to contest the new contract. The period during which we will have that right will be the period we state in the Incontestability provision of the new contract.

We will endorse the new contract to show that the period we state in its Suicide Exclusion provision will start on the issue date of this contract.

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


                        (Continued from Preceding Page)

The new contract may call for annual premiums. If the company agrees, you will be able to have premiums fall due more often.

The contract may be either one of the following:

1. A Life Paid Up at Age 85 plan. In this case the new contract will be issued by The Prudential Insurance Company of America. Its face amount will be the amount you ask for in your request. But it cannot be less than $10,000 or more than 80% of the amount we would have paid under this Benefit if the Insured had died just before the contract date of the new contract. (Since $10,000 is 80% of $12,500, the amount we would have paid must be at least $12,500 for this exchange to be possible.)

2. A contract like the one to which this Benefit is attached. Its face amount will be the amount you ask for in your request. But it cannot be less than $25,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $25,000 is 80% of $31,250, the amount we would have paid must be at least $31,250 for this exchange to be possible.)

3. A contract of life insurance of a kind regularly being issued by Pruco Life Insurance Company at that time for $50,000 or more. Its face amount will be the amount you ask for in your request. But it cannot be less than $50,000 or more than 80% of the amount we would have paid under the Benefit if the Insured had died just before the contract date of the new contract. (Since $50,000 is 80% of $62,500, the amount we would have paid must be at least $62,500 for this exchange to be possible.)

The new contract will not have Supplementary Benefits other than as we describe in this and in the next two paragraphs. If this contract has a benefit for waiving premiums in the event of disability and the company would include that kind of benefit in other contracts like the new contract, the company will put the benefit in the new contract. The benefit, if any, in the new contract will be the same one, with the same provisions, that the company puts in other contracts like it on its contract date. In this paragraph, when we use the phrase other contracts like it, we mean contracts the company would regularly issue on the same plan and for the same rating class, amount, issue age and sex.

A benefit for waiving premiums that would have been allowed under this contract, and that would otherwise be allowed under the new contract, will not be denied just because disability started before the contract date of the new contract. But any premium to be waived for that disability under the new contract must be at the frequency that was in effect for this contract when the disability started.

No premium will be waived under the new contract unless it has a benefit for waiving premiums in the event of disability. This will be so even if premiums have been waived under this contract.

Changes.--You may be able to have this Benefit changed to a new contract of life insurance other than in accord with the requirements for exchange that we state above. But any change may be made only if the company consents, and will be subject to conditions and charges that are then determined.


                            MISCELLANEOUS PROVISIONS

Benefit Premiums.--We show the premiums for this Benefit on the Contract Data page(s). They stop on the contract anniversary at the end of the term period for the Benefit.

Termination.--This Benefit will end on the earliest of:

1. the end of the last day of grace of a premium in default; it will not continue if a benefit takes effect under any contract value options provision that may be in the contract;

2. the end of the last day before the contract date of any other contract (a) for which the Benefit is exchanged, or (b) to which the Benefit is changed;

3. the date the contract is surrendered under its Cash Value Option, if it has one; and

4. the date the contract ends for any other reason.

Further, if you ask us in writing in the premium period, we will cancel the Benefit as of the date to which premiums are paid. Contract premiums due then and later will be reduced accordingly.

                            THIS SUPPLEMENTARY BENEFIT RIDER
                            ATTACHED TO THIS CONTRACT ON THE CONTRACT DATE

                            Pruco Life Insurance Company,


                            By /s/ ISABELLE L. KIRCHNER
                               Secretary

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